EXHIBIT 99.1
WESTERN MIDSTREAM ANNOUNCES
FIRST-QUARTER 2020 RESULTS

ANNOUNCES REVISED 2020 GUIDANCE

HOUSTON—(PRNEWSWIRE)—May 5, 2020 – Today Western Midstream Partners, LP (NYSE: WES) (“WES” or the “Partnership”) announced first-quarter 2020 financial and operating results. Net income (loss) available to limited partners for the first quarter of 2020 totaled $(251.4) million, or a loss of $0.57 per common unit (diluted), with first-quarter 2020 Adjusted EBITDA(1) totaling $513.6 million, first-quarter Cash flows from operating activities totaling $393.3 million, and first-quarter 2020 Free cash flow(1) totaling $214.6 million. The net loss includes $596.8 million of non-cash impairments of goodwill and long-lived assets primarily resulting from lower sustained commodity prices and forecasted in-basin producer activity reductions following the worldwide outbreak of the coronavirus (“COVID-19”). In total, non-cash impairments reduced first-quarter 2020 net income by $1.34 per common unit (diluted).

RECENT HIGHLIGHTS

•	Gathered record Delaware Basin produced-water throughput of 717 MBbls/d for the first quarter, representing an 18-percent sequential-quarter increase

•	Achieved record Delaware oil throughput of 192 MBbls/d for the first quarter, representing a 14-percent sequential-quarter increase

•	Processed record Delaware and DJ Basin gas throughput of 2.8 Bcf/d for the first quarter, representing a 9-percent sequential-quarter increase

•	Commenced operations of Latham Train II at the DJ Basin complex and Loving ROTF Train III at the DBM oil system

•	Repurchased $100 million of Senior Notes due 2021 and 2022 for an aggregate price of $90.1 million via open-market repurchases

(1) Please see the definitions of the Partnership’s non-GAAP measures at the end of this release and reconciliation of GAAP to non-GAAP measures.

“WES’s first-quarter results attest to the high-quality of our asset portfolio,” said Chief Executive Officer, Michael Ure. “COVID-19 and the resulting precipitous decline in commodity prices have created significant near-to-medium-term uncertainty, but we remain steadfast in our belief that our high-quality assets and the contracts underpinning the financial stability of our portfolio position WES to manage through this unprecedented cycle. Our first-quarter results demonstrate the strength of our assets in a normalized environment, and our employees’ ability to operate efficiently as a dedicated midstream workforce capable of producing improved results.”
First-quarter 2020 total natural-gas throughput(1) averaged 4.5 Bcf/d, representing a 3-percent sequential-quarter increase and a 6-percent increase from first-quarter 2019. First-quarter 2020 total throughput for crude-oil and NGLs assets(1) averaged 760 MBbls/d, representing a 3-percent sequential-quarter decrease and a 28-percent increase from first-quarter 2019. First-quarter 2020 total throughput for produced-water assets averaged 717 MBbls/d, representing an 18-percent sequential-quarter increase and a 38-percent increase from first-quarter 2019.
First-quarter 2020 Free cash flow(2), which is calculated as net cash provided by operating activities less total capital expenditures and contributions to equity investments, plus distributions from equity investments in excess of cumulative earnings, totaled $214.6 million, representing nearly a fourfold increase to fourth-quarter 2019 Free cash flow. For the first quarter of 2020, WES declared a per-unit quarterly distribution of $0.3110, which represents a 50-percent decrease from the fourth-quarter 2019 per-unit distribution and an aggregate quarterly distribution of $140.9 million.

(1) Represents total throughput attributable to WES, which excludes the 25% third-party interest in Chipeta and the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.

(2) Please see the definitions of the Partnership’s non-GAAP measures at the end of this release and reconciliation of GAAP to non-GAAP measures.

REVISED 2020 GUIDANCE
Our revised guidance is based on information obtained through direct discussions with a large majority of our customers. We will continue monitoring producer activity levels and may adjust our 2020 guidance and future distribution levels based on additional curtailments and other changes to producer-planned activities that may be communicated to us throughout the balance of 2020. Notwithstanding and based on known changes to producer activity, our updated guidance is as follows:

•
Adjusted EBITDA between $1.725 billion and $1.825 billion, which includes previously announced cost reductions of approximately $75 million attributable to estimated operating and maintenance and general and administrative expense cost savings

•
Total capital expenditures between $450 million and $550 million, representing a 45-percent reduction to prior guidance, including costs associated with approximately 15,000 horsepower of compression, over 65 miles of gathering, the completion of the second Latham train during first-quarter 2020, and the addition of two 30 MBbls/d oil-stabilization trains and approximately 120 MBbls/d of saltwater disposal capacity in the Delaware Basin by year-end 2020

•	50-percent distribution decrease from fourth-quarter 2019 per-unit distribution of $0.622
“Our revised 2020 guidance demonstrates our continued focus on exercising capital discipline to create long-term value for stakeholders by generating positive free cash flow after distributions, while continuing to deliver exceptional customer service in a safe and responsible manner,” said Chief Financial Officer, Mike Pearl. “Our timely and highly successful bond offering earlier this year coupled with our recent 50-percent distribution reduction results in no near-term need to access the capital markets. Although our largely undrawn $2.0 billion revolver provides us ample liquidity to manage through the current economic downturn, we expect that our full-year 2020 operational and financial performance and distribution reduction will result in the generation of meaningful 2020 Free cash flow after distributions. Our ability to generate near-term Free cash flow after distributions allows us to strengthen our balance sheet through leverage reduction so that we are positioned to be financially flexible and opportunistic as current market conditions abate.”

CONFERENCE CALL TOMORROW AT 1 P.M. CDT
WES will host a conference call on Wednesday, May 6, 2020, at 1:00 p.m. Central Daylight Time (2:00 p.m. Eastern Daylight Time) to discuss first-quarter 2020 results. To participate, individuals should dial 877-883-0383 (Domestic) or 412-902-6506 (International) 15 minutes before the scheduled conference call time and enter participant access code 2731323. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westernmidstream.com. A replay of the conference call also will be available on the website for two weeks following the call.

ABOUT WESTERN MIDSTREAM

Western Midstream Partners, LP (“WES”) is a Delaware master limited partnership formed to acquire, own, develop, and operate midstream assets. With midstream assets located in the Rocky Mountains, North-central Pennsylvania, Texas, and New Mexico, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells natural gas, natural-gas liquids, and condensate on behalf of itself and as an agent for its customers under certain contracts.

For more information about Western Midstream Partners, LP, please visit www.westernmidstream.com.

This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include the ultimate impact of efforts to fight COVID-19 on the global economy and the timeline for a recovery in commodity demand and prices; our ability to meet financial guidance or distribution expectations; our ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; our ability to meet projected in-service dates for capital-growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most-recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission and other public filings and press releases. WES undertakes no obligation to publicly update or revise any forward-looking statements.
# # #

WESTERN MIDSTREAM CONTACTS

Kristen S. Shults
Vice President, Investor Relations and Communications
Kristen.Shults@westernmidstream.com
832.636.6000

Abby Dempsey
Investor Relations
Abby.Dempsey@westernmidstream.com
832.636.6000

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

WES defines “Free cash flow” as net cash provided by operating activities less total capital expenditures and contributions to equity investments, plus distributions from equity investments in excess of cumulative earnings. In prior periods, management considered “Distributable cash flow,” defined as Adjusted EBITDA attributable to Western Midstream Partners, LP (“Adjusted EBITDA”), plus (i) interest income and (ii) the net settlement amounts from the sale and/or purchase of natural gas, condensate, and NGLs under WES Operating’s commodity-price swap agreements to the extent such amounts were not recognized as Adjusted EBITDA, less (i) Service revenues – fee based recognized in Adjusted EBITDA in excess of (less than) customer billings, (ii) net cash paid (or to be paid) for interest expense (including amortization of deferred debt issuance costs originally paid in cash and offset by non-cash capitalized interest), (iii) maintenance capital expenditures, (iv) income taxes, and (v) Distributable cash flow attributable to noncontrolling interests to the extent such amounts are not excluded from Adjusted EBITDA, as a viable performance-measurement and distribution-assessment tool. Although management continues to recognize Distributable cash flow as a useful metric for purposes of comparing our operating and financial performance against that of its peers, management considers Free cash flow as a superior and improved performance-measurement tool in light of an ongoing transition within the midstream industry that has shifted investor focus from distribution-growth to capital discipline, cost efficiency, and balance-sheet strength. Henceforth, Free cash flow will be the metric that we use to assess our ability to make distributions to our unitholders; however, this measure should not be viewed as indicative of the actual amount of cash that is available for distributions or planned for distributions for a given period. Instead, Free cash flow should be considered indicative of the amount of cash that is available for distributions, debt repayments, and other general partnership purposes.
WES defines Adjusted EBITDA as net income (loss), plus (i) distributions from equity investments, (ii) non-cash equity-based compensation expense, (iii) interest expense, (iv) income tax expense, (v) depreciation and amortization, (vi) impairments, and (vii) other expense (including lower of cost or market inventory adjustments recorded in cost of product), less (i) gain (loss) on divestiture and other, net, (ii) gain (loss) on early extinguishment of debt, (iii) income from equity investments, (iv) interest income, (v) income tax benefit, (vi) other income, and (vii) the noncontrolling interests owners’ proportionate share of revenues and expenses.
WES defines Adjusted gross margin attributable to Western Midstream Partners, LP (“Adjusted gross margin”) as total revenues and other (less reimbursements for electricity-related expenses recorded as revenue), less cost of product, plus distributions from equity investments, and excluding the noncontrolling interests owners’ proportionate share of revenues and cost of product.
Below are reconciliations of (i) net cash provided by operating activities (GAAP) to Free cash flow (non-GAAP), (ii) net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDA (non-GAAP), and (iii) operating income (loss) (GAAP) to Adjusted gross margin (non-GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that WES’s Free cash flow, Adjusted EBITDA, and Adjusted gross margin are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing WES’s ability to incur and service debt, fund capital expenditures, and make distributions. Free cash flow, Adjusted EBITDA, and Adjusted gross margin as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Free cash flow, Adjusted EBITDA, and Adjusted gross margin should be considered in conjunction with net income (loss) attributable to Western Midstream Partners, LP and other applicable performance measures, such as operating income (loss) or cash flows from operating activities.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Free Cash Flow

	Three Months Ended March 31,
thousands	2020	2019
Reconciliation of Net cash provided by operating activities to Free cash flow
Net cash provided by operating activities	$393,311	$343,073
Less:
Capital expenditures	172,816	386,144
Contributions to equity investments	10,960	36,543
Add:
Distributions from equity investments in excess of cumulative earnings	5,052	7,792
Free cash flow	$214,587	$(71,822)
Cash flow information
Net cash provided by operating activities	$393,311	$343,073
Net cash used in investing activities	(178,724)	(2,515,732)
Net cash provided by (used in) financing activities	(162,267)	2,180,564

	Three Months Ended
thousands	June 30, 2019	September 30, 2019	December 31, 2019
Reconciliation of Net cash provided by operating activities to Free cash flow
Net cash provided by operating activities	$343,458	$340,154	$297,415
Less:
Capital expenditures	318,281	242,841	241,563
Contributions to equity investments	40,790	30,785	20,275
Add:
Distributions from equity investments in excess of cumulative earnings	9,260	4,151	9,053
Free cash flow	$(6,353)	$70,679	$44,630
Cash flow information
Net cash provided by operating activities	$343,458	$340,154	$297,415
Net cash used in investing activities	(349,436)	(269,475)	(253,210)
Net cash provided by (used in) financing activities	1,726	(49,044)	(61,673)

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Adjusted EBITDA

	Three Months Ended March 31,
thousands	2020	2019
Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$(289,400)	$211,979
Add:
Distributions from equity investments	65,920	62,013
Non-cash equity-based compensation expense	5,234	1,798
Interest expense	88,586	65,876
Income tax expense	—	10,092
Depreciation and amortization	132,319	113,946
Impairments (1)	596,802	390
Other expense	4,048	35,213
Less:
Gain (loss) on divestiture and other, net	(40)	(590)
Gain (loss) on early extinguishment of debt	7,345	—
Equity income, net – related parties	61,347	57,992
Interest income – related parties	4,225	4,225
Income tax benefit	4,280	—
Adjusted EBITDA attributable to noncontrolling interests (2)	12,765	11,350
Adjusted EBITDA	$513,587	$428,330
Reconciliation of Net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$393,311	$343,073
Interest (income) expense, net	84,361	61,651
Uncontributed cash-based compensation awards	—	(570)
Accretion and amortization of long-term obligations, net	(2,100)	(1,511)
Current income tax (benefit) expense	(2,112)	6,027
Other (income) expense, net (3)	1,761	(432)
Distributions from equity investments in excess of cumulative earnings – related parties	5,052	7,792
Changes in assets and liabilities:
Accounts receivable, net	(7,702)	(9,486)
Accounts and imbalance payables and accrued liabilities, net	28,924	55,529
Other items, net	24,857	(22,393)
Adjusted EBITDA attributable to noncontrolling interests (2)	(12,765)	(11,350)
Adjusted EBITDA	$513,587	$428,330
Cash flow information
Net cash provided by operating activities	$393,311	$343,073
Net cash used in investing activities	(178,724)	(2,515,732)
Net cash provided by (used in) financing activities	(162,267)	2,180,564

(1)	Includes goodwill impairment for the three months ended March 31, 2020.

(2)
For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.

(3)	Excludes the non-cash loss on interest-rate swaps of $35.6 million for the three months ended March 31, 2019.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Adjusted Gross Margin

	Three Months Ended March 31,
thousands	2020	2019
Reconciliation of Operating income (loss) to Adjusted gross margin
Operating income (loss)	$(214,903)	$318,928
Add:
Distributions from equity investments	65,920	62,013
Operation and maintenance	159,191	142,829
General and administrative	40,465	22,844
Property and other taxes	18,476	16,285
Depreciation and amortization	132,319	113,946
Impairments (1)	596,802	390
Less:
Gain (loss) on divestiture and other, net	(40)	(590)
Equity income, net – related parties	61,347	57,992
Reimbursed electricity-related charges recorded as revenues	19,223	16,589
Adjusted gross margin attributable to noncontrolling interests (2)	16,425	15,550
Adjusted gross margin	$701,315	$587,694
Adjusted gross margin for natural-gas assets	$471,366	$412,428
Adjusted gross margin for crude-oil and NGLs assets	167,828	131,370
Adjusted gross margin for produced-water assets	62,121	43,896

(1)	Includes goodwill impairment for the three months ended March 31, 2020.

(2)
For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
thousands except per-unit amounts	2020	2019
Revenues and other
Service revenues – fee based	$701,396	$579,974
Service revenues – product based	15,921	19,379
Product sales	56,649	72,133
Other	347	397
Total revenues and other	774,313	671,883
Equity income, net – related parties	61,347	57,992
Operating expenses
Cost of product	103,270	114,063
Operation and maintenance	159,191	142,829
General and administrative	40,465	22,844
Property and other taxes	18,476	16,285
Depreciation and amortization	132,319	113,946
Long-lived asset impairments	155,785	390
Goodwill impairment	441,017	—
Total operating expenses	1,050,523	410,357
Gain (loss) on divestiture and other, net	(40)	(590)
Operating income (loss)	(214,903)	318,928
Interest income – related parties	4,225	4,225
Interest expense	(88,586)	(65,876)
Gain (loss) on early extinguishment of debt	7,345	—
Other income (expense), net (1)	(1,761)	(35,206)
Income (loss) before income taxes	(293,680)	222,071
Income tax expense (benefit)	(4,280)	10,092
Net income (loss)	(289,400)	211,979
Net income (loss) attributable to noncontrolling interests	(32,873)	93,319
Net income (loss) attributable to Western Midstream Partners, LP	$(256,527)	$118,660
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Midstream Partners, LP	$(256,527)	$118,660
Pre-acquisition net (income) loss allocated to Anadarko	—	(29,116)
General partner interest in net income (loss)	5,131	—
Limited partners’ interest in net income (loss)	$(251,396)	$89,544
Net income (loss) per common unit – basic and diluted	$(0.57)	$0.30
Weighted-average common units outstanding – basic and diluted	443,971	299,556

(1)	Includes losses associated with the interest-rate swap agreements for the three months ended March 31, 2019.

Western Midstream Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands except number of units	March 31, 2020	December 31, 2019
Total current assets	$490,548	$402,412
Note receivable – Anadarko	257,885	260,000
Net property, plant, and equipment	8,986,731	9,064,931
Other assets	2,173,834	2,619,110
Total assets	$11,908,998	$12,346,453
Total current liabilities	$449,725	$485,954
Long-term debt	8,088,761	7,951,565
Asset retirement obligations	339,454	336,396
Other liabilities	238,773	227,245
Total liabilities	9,116,713	9,001,160
Equity and partners’ capital
Common units (443,971,409 units issued and outstanding at March 31, 2020, and December 31, 2019)	2,684,136	3,209,947
General partner units (9,060,641 units issued and outstanding at March 31, 2020, and December 31, 2019)	(24,990)	(14,224)
Noncontrolling interests	133,139	149,570
Total liabilities, equity, and partners’ capital	$11,908,998	$12,346,453

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
thousands	2020	2019
Cash flows from operating activities
Net income (loss)	$(289,400)	$211,979
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in assets and liabilities:
Depreciation and amortization	132,319	113,946
Long-lived asset impairments	155,785	390
Goodwill impairment	441,017	—
(Gain) loss on divestiture and other, net	40	590
(Gain) loss on early extinguishment of debt	(7,345)	—
(Gain) loss on interest-rate swaps	—	35,638
Change in other items, net	(39,105)	(19,470)
Net cash provided by operating activities	$393,311	$343,073
Cash flows from investing activities
Capital expenditures	$(172,816)	$(386,144)
Acquisitions from related parties	—	(2,007,501)
Acquisitions from third parties	—	(93,303)
Contributions to equity investments - related parties	(10,960)	(36,543)
Distributions from equity investments in excess of cumulative earnings – related parties	5,052	7,792
Proceeds from the sale of assets to third parties	—	(33)
Net cash used in investing activities	$(178,724)	$(2,515,732)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$3,586,173	$2,430,750
Repayments of debt	(3,470,139)	(467,595)
Increase (decrease) in outstanding checks	(7,308)	(5,890)
Registration expenses related to the issuance of Partnership common units	—	(855)
Distributions to Partnership unitholders	(281,786)	(131,910)
Distributions to Chipeta noncontrolling interest owner	(1,738)	(1,935)
Distributions to noncontrolling interest owners of WES Operating	(5,807)	(100,999)
Net contributions from (distributions to) related parties	20,489	451,591
Above-market component of swap agreements with Anadarko	—	7,407
Finance lease payments	(2,151)	—
Net cash provided by (used in) financing activities	$(162,267)	$2,180,564
Net increase (decrease) in cash and cash equivalents	$52,320	$7,905
Cash and cash equivalents at beginning of period	99,962	92,142
Cash and cash equivalents at end of period	$152,282	$100,047

Western Midstream Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Throughput for natural-gas assets (MMcf/d)
Gathering, treating, and transportation	539	527
Processing	3,649	3,471
Equity investment (1)	444	377
Total throughput	4,632	4,375
Throughput attributable to noncontrolling interests (2)	166	176
Total throughput attributable to WES for natural-gas assets	4,466	4,199
Throughput for crude-oil and NGLs assets (MBbls/d)
Gathering, treating, and transportation	361	302
Equity investment (3)	414	304
Total throughput	775	606
Throughput attributable to noncontrolling interests (2)	15	12
Total throughput attributable to WES for crude-oil and NGLs assets	760	594
Throughput for produced-water assets (MBbls/d)
Gathering and disposal	717	518
Throughput attributable to noncontrolling interests (2)	14	10
Total throughput attributable to WES for produced-water assets	703	508
Per-Mcf Adjusted gross margin for natural-gas assets (4)	$1.16	$1.09
Per-Bbl Adjusted gross margin for crude-oil and NGLs assets (5)	2.43	2.46
Per-Bbl Adjusted gross margin for produced-water assets (6)	0.97	0.96

(1)
Represents the 14.81% share of average Fort Union throughput, 22% share of average Rendezvous throughput, 50% share of average Mi Vida and Ranch Westex throughput, and 30% share of average Red Bluff Express throughput.

(2)
For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.

(3)
Represents the 10% share of average White Cliffs throughput; 25% share of average Mont Belvieu JV throughput; 20% share of average TEG, TEP, Whitethorn, and Saddlehorn throughput; 33.33% share of average FRP throughput; and 15% share of average Panola and Cactus II throughput.

(4)	Average for period. Calculated as Adjusted gross margin for natural-gas assets, divided by total throughput (MMcf/d) attributable to WES for natural-gas assets.

(5)	Average for period. Calculated as Adjusted gross margin for crude-oil and NGLs assets, divided by total throughput (MBbls/d) attributable to WES for crude-oil and NGLs assets.

(6)	Average for period. Calculated as Adjusted gross margin for produced-water assets, divided by total throughput (MBbls/d) attributable to WES for produced-water assets.

Western Midstream Partners, LP
OPERATING STATISTICS (CONTINUED)
(Unaudited)

	Three Months Ended March 31,
	2020	2019	2020	2019	2020	2019
	Natural gas (MMcf/d)		Crude oil & NGLs (MBbls/d)		Produced water (MBbls/d)
Delaware Basin	1,389	1,178	192	145	717	518
DJ Basin	1,407	1,258	128	102	—	—
Equity investments	444	377	414	304	—	—
Other	1,392	1,562	41	55	—	—
Total throughput	4,632	4,375	775	606	717	518